LEXINGTON SHORT-INTERMEDIATE GOVERNMENT
                     SECURITIES FUND, INC.
              P.O. Box 1515/Park 80 West Plaza Two
                Saddle Brook, New Jersey  07663

           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        November 1, 1995

     Notice is hereby given that a Special Meeting of the Shareholders of the Lexington Short - Intermediate Government Securities Fund, Inc., (the "Fund"), a Maryland corporation, will be held on November 1, 1995 at 10:00 a.m. New York time at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey for the following purposes:


     I. To approve or disapprove the liquidation of the assets and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution as approved by the Fund's Board of Directors on September 12, 1995; and

     II. The transaction of such other business as may be properly brought before the meeting.

      Shareholders of record at the close of business on September 12, 1995 are entitled to notice of, and to vote at, this meeting or any adjournment thereof.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE SPECIAL MEETING, PLEASE FILL IN, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PAID RETURN ENVELOPE ENCLOSED, SO THAT A QUORUM WILL BE PRESENT AND A MAXIMUM NUMBER OF SHARES MAY BE VOTED. IT IS MOST IMPORTANT AND IN YOUR INTEREST FOR YOU TO SIGN YOUR PROXY CARD AND RETURN IT. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

                                   By Order of the Board of Directors,



                                   Lisa A. Curcio, Secretary



September 29, 1995


  LEXINGTON SHORT-INTERMEDIATE GOVERNMENT SECURITIES FUND, INC.
              P.O. Box 1515/Park 80 West Plaza Two
                Saddle Brook, New Jersey  07663


                        PROXY STATEMENT


                    Dated September 29, 1995


           SPECIAL MEETING OF SHAREHOLDERS TO BE HELD

                        November 1, 1995


GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Lexington Short-Intermediate Government Securities Fund, Inc. (the "Fund"),a Maryland corporation, for use at a Special Meeting of Shareholders (the "Meeting") to be held on November 1, 1995 at 10 a.m. New York time at the offices of the Fund, Park 80 West, Plaza Two, Saddle Brook, New Jersey, and at any adjournment thereof, and was first mailed to shareholders on or about October 2, 1995. Even if you sign and return the accompanying proxy, you may revoke it by giving written notice of such revocation to the Secretary of the Fund prior to the Meeting or by delivering a subsequently dated proxy or by attending and voting at the Meeting in person. Management expects to solicit proxies principally by mail, but Management or agents appointed by Management may also solicit proxies by telephone, telegraph or personal interview. The costs of solicitation will be borne by the Fund.


     The following are the Proposals for the Meeting:

     I. Shareholders will be asked to approve the liquidation of the assets and dissolution of the Fund pursuant to the provisions of the Plan of Complete Liquidation and Dissolution as approved by the Fund's Board of Directors on September 12, 1995; and

     II. Shareholders will be asked to transact such other business as may be properly brought before the meeting.

     The Board of Directors has fixed the close of business on September 12, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the Meeting or any adjournment thereof. As of that date, there were approximately 545,000 outstanding shares of the Lexington Short-Intermediate Government Securities Fund, Inc., each share being entitled to one vote on each matter to come before the Meeting. As of September 12, 1995, no shareholders beneficially owned 5% or more of the Fund's shares.

     The Fund's Annual Report for the year ended December 31, 1994, including financial statements, has been sent to all shareholders of record on February 28, 1995. Said report does not, however, form any part of the proxy soliciting material. Copies of these reports may be received, free of charge, by calling the Fund, toll free, at 800-526-0056.

     The vote of shareholders holding a majority of the shares of the Fund entitled to vote is required for approval of the liquidation of the assets and dissolution of the Fund pursuant to the provisions of the Plan of Complete Liquidation and Dissolution (Proposal I).

     In the event that a quorum of shareholders is not represented at the Meeting or at any adjournment thereof, or, even if a quorum is so represented, in the event that sufficient votes in favor of any of the proposals set forth in the Notice of the Meeting are not received, the persons named as proxies may propose and vote for one or more adjournments of the Meeting to be held within a reasonable time after the date originally set for the Meeting (but not more than 120 days after the original record date for the Meeting), and further solicitation of proxies may be made without the necessity of further notice. The persons named as proxies will vote in favor of any such adjournment if such proxies instruct them to vote in favor of any of the proposals to be considered at the adjourned meeting, and will vote against any such adjournment if such proxies instruct them to vote against or to abstain from voting on all of the proposals to be considered at the adjournment meeting.

     THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE
NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED BY THE PROXY OR,
IN THE ABSENCE OF SUCH DIRECTION, FOR APPROVAL OF EACH OF THE ABOVE
PROPOSALS.


                            Proposal I
                            ----------

                PROPOSAL TO LIQUIDATE THE ASSETS
                 AND DISSOLVE THE FUND PURSUANT
               TO THE PROVISIONS OF THE PLAN   OF
              COMPLETE LIQUIDATION AND DISSOLUTION
              ------------------------------------


THE LIQUIDATION IN GENERAL

     The Fund proposes to liquidate the assets and dissolve the Fund pursuant to the provisions of the Plan of Complete Liquidation and Dissolution (the "Plan") as approved by the Fund's Board of Directors on September 12, 1995. The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders. In no event will any of the securities owned by the Fund be sold at a price which is less than the best price available in the public market on the date of sale.

     At the meeting of the Directors held on September 12, 1995, the Directors determined that an orderly liquidation of the Fund's assets was in the best interest of the shareholders. In the event the Plan is not adopted, the Directors will consider what action, if any, should be taken, including the suspension of sales.


REASONS FOR THE LIQUIDATION

     The Fund is the only series of a Maryland corporation and commenced operations on July 7, 1981. The Fund originally was a government securities money market fund but, pursuant to a shareholder vote, changed its investment objective and name to its present status as of September 30, 1993. As of December 31, 1994, the Portfolio's net assets were approximately $5,799,000. The Directors determined at a meeting held on September 12, 1995 that the liquidation and termination of the Portfolio was the appropriate course of action. After a discussion of all available options, the Directors, including all of the Directors who are not "interested persons" of the Fund (as that term is defined in the Investment Company Act of 1940, as amended), unanimously adopted a resolution declaring the proposed liquidation and dissolution advisable and directed that it be submitted to the shareholders for consideration. Several factors, including those described below, influenced the Directors' determination that the Portfolio be liquidated and terminated.

     Prior to their September 12, 1995 meeting, the Directors had been advised by Lexington Management Corporation, the investment adviser to the Fund (the "Adviser"), that over the long term, the continued operation of the Fund at its size was not economically feasible for the Adviser or the shareholders. At the September 12, 1995 board meeting, the Adviser stated that it had reviewed the following possible alternatives for the Portfolio: (i) continuation of the Portfolio with increased marketing; (ii) the merger or sale of the Portfolio into a similar investment company;
(iii) gradual liquidation of the Portfolio; and (iv) a prompt liquidation of the Portfolio. The Adviser reported to the Directors that it had considered the viability of each alternative and had concluded that a prompt liquidation of the Portfolio was the only viable alternative consistent with the best interests of the shareholders of the Portfolio even though liquidation of the Fund would be a taxable transaction for shareholders. See "Federal Income Tax Consequences" below. The Adviser was not confident that further marketing efforts would increase the Fund's size sufficiently. The Adviser reported that it found the merger or sale of the Portfolio into a similar investment company not to be realistic alternatives because of the relatively small amount of assets under management in the Fund and the fact that the Adviser could not assure any potential merging or acquiring fund that the Fund's assets would remain in the Fund. Further, the Adviser determined that it would be inappropriate to eliminate the expense cap or seek to raise its advisory fees in order to make the Portfolio more economically attractive to itself as increased fees would be detrimental to the ability of the Fund to acquire additional assets under management.

     At the September 12, 1995 meeting of the Board of Directors, the Adviser requested that the Board of Directors consider the liquidation of the Fund pursuant to the Plan of Complete Liquidation and Dissolution (the "Plan") attached to this Proxy Statement as Exhibit A. In connection with the proposal, the Adviser has agreed to bear the costs associated with the liquidation of the Fund. Based upon the Adviser's presentation and recommendation, the Board of Directors concluded that a liquidation of the Fund was in the best interests of the Fund and its shareholders.

     The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund's shareholders to invest the distributions to be received by them upon the Fund's liquidation in investment vehicles of their own choice. Investors who desire the continued use of a managed investment may obtain a prospectus for the Lexington GNMA Income Fund, Inc. or Lexington Money Market Trust by calling, toll free, 800-526-0056.


     In the event that the shareholders do not approve the Plan, the Directors will continue to search for other alternatives for the Fund.


PLAN OF LIQUIDATION AND DISSOLUTION OF THE PORTFOLIO

     The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved, the Adviser will undertake to liquidate the Fund's assets at market prices and on such terms and conditions as the Adviser shall determine to be reasonable and in the best interests of the Fund and its shareholders. In no event will any of the portfolio securities owned by the Fund be sold at a price which is less than the best price available in the public market on the date of sale.

     At the meeting of the Directors held on September 12, 1995, the Directors determined that an orderly liquidation of the Fund's holdings over a longer period of time would decrease the probability of having to sell portfolio securities at unfavorable prices. Thus, the Directors directed that the Adviser begin to liquidate the Fund's assets as it deems appropriate and in the best interests of the shareholders of the Fund.


LIQUIDATION VALUE

     If the Plan is adopted by the Fund's shareholders at the Meeting, as soon as practicable after the consummation of the sale of all of the Fund's portfolio securities and the payment of all the Fund's known liabilities and obligations, the Fund's shareholders will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement together with accrued and unpaid dividends with respect to each of their shares of the Fund (the "Liquidation Distribution") by December 31, 1995.

     None of the shareholders of the Portfolio will be entitled to exercise any dissenter's rights or appraisal rights with respect to the liquidation or dissolution of the Portfolio.


FEDERAL INCOME TAX CONSEQUENCES

     The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of the Liquidation Distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution; however, the Fund has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation of the Fund. This summary is based on the tax laws and regulations in effect on the date of this proxy, and is subject to change by legislative or administrative action.

     This summary of the federal income tax consequences is generally applicable to shareholders who are individual United States citizens (other than dealers in securities) and does not address the particular federal income tax consequences which may apply to shareholders who are corporations, trusts, estates, tax exempt organizations or non-resident aliens, for example. This summary does not address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the Liquidation Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. SHAREHOLDERS MAY WISH TO CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATION DISTRIBUTION AS DISCUSSED HEREIN.

      As discussed above, pursuant to the Plan, the Fund will sell its assets and distribute the proceeds to its shareholders. The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code") during the liquidation period and will not be taxed on any of its net income from the sale of its assets.

     For federal income tax purposes, a shareholder's receipt of the Liquidation Distribution will be a taxable event in which the shareholder will be viewed as having sold his or her shares of the Fund in exchange for an amount equal to the Liquidation Distribution that he or she receives. Each shareholder will recognize gain or loss measured by the difference between the adjusted tax basis in the shares and the aggregate Liquidation Distribution received from the Fund. Assuming the shares are held as a capital asset, the gain or loss will be characterized as a capital gain or loss. A capital gain or loss attributable to shares held for more than one year will constitute a long-term capital gain or loss, while a capital gain or loss attributable to shares held for not more than one year will constitute a short-term capital gain or loss.

     The receipt of a Liquidation Distribution by an Individual Retirement Account Plan ("IRA") which holds shares would generally not be viewed as a taxable event to the beneficiary; however, some IRAs which hold shares may have been established with custodians who do not possess the power to reinvest the Liquidation Distribution, but instead must immediately distribute such amounts to the IRA beneficiary. In this situation, the amount received by the beneficiary will constitute a taxable distribution; and if the beneficiary has not attained 59 1/2 year of age, such distribution will generally constitute a premature distribution subject to a 10% penalty tax. This penalty tax is in addition to the beneficiary's regular income tax. Beneficiaries who receive a distribution from their IRAs on account of the liquidation may be able to avoid the above-described taxes and characterize the receipt of the liquidation distribution as a tax-free distribution if, within 60 days of receipt of the Liquidation Distribution, it is "rolled over" into a new IRA or into an otherwise eligible retirement plan and the shareholder has not engaged in a rollover from this IRA to another IRA or otherwise eligible retirement plan during the one year period ending on the day of receipt of the Liquidation Distribution. Such a rollover will not generate a deduction for the current year; however distributions are subject to mandatory withholding of 20% on distributions from qualified retirement plans that are eligible for rollover but are not directly transferred from the distributing plan to an eligible transferee plan. IRA shareholders who do not wish to roll over their Liquidation Distribution, or who have rolled over their IRAs during the one-year period ending on the day of receipt of the distribution, may contact the Fund's transfer agent to make other arrangements for the transfer of their IRAs. Tax results will vary depending upon the status of each beneficiary, and therefore beneficiaries who receive distributions from an IRA on account of the liquidation of the Fund must consult with their own tax advisers regarding their personal tax results in this matter.

     The foregoing summary sets forth general information regarding the probable tax consequences to the Fund and to individual shareholders who are United States citizens which result from the liquidation of the Fund, as previously discussed. No tax ruling has been or will be requested from the Service regarding the payment or receipt of a Liquidation Distribution. The statements above are, therefore, not binding on the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any shareholder upon receipt of a Liquidation Distribution will be as set forth above. EACH SHAREHOLDER SHOULD SEEK INDEPENDENT COUNSEL REGARDING THE POSSIBLE FEDERAL INCOME TAX CONSEQUENCES OF RECEIVING A LIQUIDATION DISTRIBUTION WITH RESPECT TO HIS OR HER INDIVIDUAL CIRCUMSTANCES.


LIQUIDATION DISTRIBUTIONS

     At present, the date or dates on which the Fund will pay Liquidation Distributions to its shareholders and on which the Fund will be liquidated are not known to the Fund, but it is anticipated that if the Plan is adopted by the shareholders such liquidation would occur on or prior to December 31, 1995. Shareholders will receive their Liquidation Distribution without any further action on their part.

     The right of a shareholder to redeem his or her shares of the Fund at any time has not been impaired by the adoption of the Plan. Therefore, a shareholder may redeem in accordance with the redemption procedure set forth in the Fund's current prospectus without the necessity of waiting for the Fund to take any action.
 The Fund does not impose any redemption charges.


CONCLUSION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
FOR THE PROPOSED LIQUIDATION OF ASSETS AND DISSOLUTION OF THE FUND PURSUANT TO THE PROVISIONS OF THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION.


                           Proposal II
                           -----------

                          OTHER MATTERS
                          -------------

     The Directors do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If any other business should come before the meeting, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.


ADDITIONAL INFORMATION

     A.  The Investment Adviser

     Lexington Management Corporation ("LMC"), P.O. Box 1515, Park 80 West Plaza Two, Saddle Brook, New Jersey 07663, is the investment adviser to the Fund (the "Investment Adviser"). The Investment Adviser identifies and analyzes possible investments for the Funds, determines the amount and timing of such investments, and the form of investment. The Investment Adviser has the responsibility of monitoring and reviewing each Fund's portfolio, and, on a regular basis, to recommend the ultimate disposition of such investments. It is the Investment Adviser's responsibility to cause the purchase and sale of securities in the Funds' portfolios, subject at all times to the policies set forth by the Funds' Board of Directors. The Investment Adviser also provides certain administrative and managerial services to the Funds.

     B.  The Principal Underwriter

     Lexington Funds Distributor, Inc. ("LFD") is the principal underwriter of the Fund. The Principal Underwriter promotes the sale and arranges for the sale of shares through its representatives and to investment dealers. LMC and LFD are wholly owned subsidiaries of Piedmont Management Company Inc., a Delaware company with offices at 80 Maiden Lane, New York, New York 10038.

     C.  The Administrator

     LMC also acts as administrator to the Fund and performs certain administrative and internal accounting services, including but not limited to, maintaining general ledger accounts, regulating compliance, preparation of financial information for semi-annual and annual reports, preparing registration statements, calculating net asset values, shareholder communications, supervision of custodian and transfer agent, and provides facilities for such services.


                         By Order of the Board of Directors,



                         Lisa A. Curcio, Secretary




                                                        EXHIBIT A

          PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

                                OF

                   LEXINGTON SHORT-INTERMEDIATE
                 GOVERNMENT SECURITIES FUND, INC.


     This Plan of Complete Liquidation and Dissolution (the "Plan") of Lexington Short-Intermediate Government Securities Fund, Inc., a Maryland corporation (the "Fund"), has been approved by the Board of Directors of the Fund (the "Board") as being advisable and in the best interests of the Fund and its stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund's Common Stock (the Stockholders") for their adoption or rejection at a special meeting of stockholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon such adoption, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

     1.   Adoption of Plan.  The effective date of the Plan (the
          "Effective Date") shall be the date on which the Plan is adopted by the shareholders.

     2. Sale or Distribution of Assets. As soon as practicable after the Effective Date, but in no event later than December 31, 1995 (the "Liquidation Period"), the Fund shall have the authority to engage in such transactions as may be appropriate to its dissolution and liquidation, including, without limitation, the consummation of the transactions described in the Proxy Statement.

     3. Provisions for Liabilities. Within the Liquidation Period, the Fund shall pay or discharge or set aside a reserve fund (the "Reserve Fund") for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

     4. Distribution to Stockholders. As soon as practicable after a vote of approval of this Plan by the shareholders of the Fund, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to its shareholders of record as of the close of business on the Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable for the period prior to the Liquidation Date, and (ii) pay such contingent liabilities as the Fund's Board of Directors shall reasonably deem to exist against the assets of the Fund on the Liquidation Fund's books.

     5. Notice of Liquidation. As soon as practicable after the Effective Date but in no event later than 20 days prior to the filing of Articles of Dissolution as provided in
          Section 6 below, the Fund shall mail notice to all its creditors and employees that this Plan has been approved by the Board and the shareholders as provided in the MGCL.

     6. Articles of Dissolution. Within the Liquidation Period and pursuant to the MGCL, the Fund shall prepare and file Articles of Dissolution (the "Articles") with and for acceptance by the Maryland State Department of Assessments and Taxation (the "Department").

     7. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and its shareholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the shareholders, such an amendment or modification will be submitted to the shareholders for approval. In addition, the Board may abandon this Plan without shareholder approval at any time prior to the filing of the Articles if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

     8. Powers of Board and Officers. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code and the MGCL including, without limitation, the filing of a Form N-8F with the Securities and Exchange Commission and withdrawing any qualification to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any tax returns.

     9. Termination of Business Operations. As soon as practicable upon adoption of the Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation.



  LEXINGTON SHORT-INTERMEDIATE GOVERNMENT SECURITIES FUND, INC.
                             PROXY

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS of the Lexington Short-Intermediate Government Securities Fund, Inc. (the "Fund"), for use at a Special Meeting of Shareholders to be held at Park 80 West Plaza Two, Saddle Brook, New Jersey 07663 on November 1, 1995 at 10:00 a.m. New York time.

     The undersigned hereby appoints Peter Corniotes and Richard Lavery, and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and at all adjournments thereof, all shares of common stock of the Fund that are held of record by the undersigned on the record date for the Special Meeting, upon the following matters:

     Please mark box in blue or black ink.

ITEM I. Proposal to liquidate the assets and dissolve the Fund pursuant to the provisions of the Plan of Complete
          Liquidation and Dissolution.

                       FOR___       AGAINST___     ABSTAIN___

ITEM II. The transaction of such other business as may be properly brought before the meeting.

                       FOR___       AGAINST___     ABSTAIN___

___________________________________________________________________


     Every properly signed proxy will be voted in the manner specified thereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR all of the above items.

Receipt of Notice of Special Meeting and Proxy Statement is hereby acknowledged.

PLEASE SIGN, DATE AND RETURN PROMPTLY.

                       ____________________________________________
                       Sign here exactly as name(s) appears hereon

                       ____________________________________________

                       Dated:________________________________, 1995

                                   IMPORTANT:  Joint owners must
                                   EACH sign.  When signing as
                                   attorney, executor,
                                   administrator, trustee,
                                   guardian or corporate officer,
                                   please give your full title as
                                   such.